UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        July 25, 2005

BPP LIQUIDATING TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

 (State or Other Jurisdiction of Incorporation)

1-9524	02-6148466
(Commission File Number)	(I.R.S. Employer Identification No.)

450 B Street, Suite 1900, San Diego, California	92101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code      (619) 641-1141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       Entry into a Material Definitive Agreement.

As previously disclosed, BPP Liquidating Trust (the “Trust”) has been involved in legal proceedings in the Superior Court of the State of California, County of Contra Costa, with Developers Diversified Realty Corporation (“DDRC”) and DDR Real Estate Services, Inc. (“DDRRES”), an affiliate of DDRC which acted as the Company’s liquidator and property manager for the period from December 15, 2000 through June 27, 2002.  On July 25, 2005, the Trust, DDRC and DDRRES agreed to settle this litigation and the Superior Court entered a settlement agreement into the record.  Under the terms of the settlement agreement, DDR will make a $700,000 cash payment to the Trust on or before August 24, 2005.  The settlement agreement also includes a mutual release of all claims pending among the parties in the Superior Court of the State of California, County of Contra Costa.

ITEM 8.01                                       Other Events.

The trustees of the Trust have determined to make a liquidating distribution in the amount of $0.05 per beneficial interest payable to the registered beneficiaries of the Trust.  The trustees anticipate that this distribution will be paid on or about August 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPP LIQUIDATING TRUST

	By:	/s/ Scott C. Verges
	Name:	Scott C. Verges
	Title:	Co-Trustee

	By:	/s/ Douglas P. Wilson
	Name:	Douglas P. Wilson
	Title:	Co-Trustee

Date: July 26, 2005